EXHIBIT 99.1
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For more information, contact:
At the Company:                                               Media Inquiries:
Mona Lalla                                                    Christopher Tisi
Director of Operations                                        President/CEO
PH. (561) -863-8446                                           PH# (561) 863-8446


  HEALTH & NUTRITION SYSTEMS INTERNATIONAL INC. ANNOUNCES THIRD QUARTER RESULTS

FOR IMMEDIATE RELEASE:

WEST PALM BEACH, FL, NOVEMBER 14, 2002, - Health & Nutrition Systems International Inc. (OTCBB: HNNS) today announced its operating results for the third quarter.

Net sales for the three months ended September 30, 2002 were $1,031,982, a decrease of $409,549 or 28%, as compared to net sales of $1,441,531 for the three months ended September 30, 2001. Net sales for the nine months ended September 30, 2002 were $3,300,697, a decrease of $945,562 or 22%, as compared to net sales of $4,247,259 for the nine months ended September 30, 2001. The decrease was primarily due to a general decline in the market for nutritional supplements.

Net loss from operations was $(26,493) for the three months ended September 30, 2002, compared to a net profit from operations of $16,900 for the three months ended September 30, 2001. Net loss was $(94,834) or $(0.03) per share for the three months ended September 30, 2002, as compared to a net profit of $11,178 or $0.00 per share for the three months ended September 30, 2001. Net profit from operations was $166,119 for the nine months ended September 30, 2002, as compared to a net loss from operations of $(439,365) for the nine months ended September 30, 2001. Net profit was $84,399 or $0.02 per share for the nine months ended September 30, 2002, as compared to a net loss of $(415,160) or $(0.11) per share for the nine months ended September 30, 2001. The decrease in profit for the three months ended September 30, 2002 was due to the decrease in sales and the increase in profit for the nine months ended September 30, 2002 was primarily due to a planned decrease in operating expenses.

HNS develops and markets weight management products in over 25,000 health, food and drug store locations. The Company's products can be found in CVS, GNC, Eckerd's, Rite Aid, Target, Vitamin Shoppe, Vitamin World, Walgreens and Wal-Mart. The Company's HNS Direct division distributes to independent health food stores, gyms and pharmacies. For more information, visit:
http://www.hnsglobal.com/.

Detailed results from this quarter can be obtained at www.freeedgar.com.

This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbor created by that act. These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors and risks include, among others, the factors described in the Company's filing with the Securities and Exchange Commission, the recent terrorist attacks on the United States, possible responses by the U.S. government, general economic conditions, consumer confidence and changes in consumer preference, introduction of products that compete with the Company's products, and the availability and deployment of capital. Finally, recent government action and the surrounding publicity regarding ephedra-containing products may make it difficult for us to obtain and maintain product liability insurance for our products containing ephedra at current premiums. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company's annual report on Form 10-KSB. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward- looking statements.